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                                                                  EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-40116) pertaining to the 1990 Employee Stock Option Plan, the Registration Statement (Form S-8 No. 33-40117) pertaining to the 1990 Directors' Stock Option Plan, the Registration Statement (Form S-3 No. 33-62212) pertaining to the Universal Shelf, the Registration Statement (Form S-8 No. 33-52415) pertaining to the registration of 1,000,000 shares of common stock and in the related prospectuses of our report dated January 24, 1994, with respect to the consolidated financial statements included in this Form 10-K/A of Capstead Mortgage Corporation.



                                                         ERNST & YOUNG


Dallas, Texas

April 20, 1994